                                                                   Exhibit 10.94



                            ASSET PURCHASE AGREEMENT


                             DATED DECEMBER 9, 1996


                                  BY AND AMONG

                      RUSH TRUCK CENTERS OF COLORADO, INC.

                             RUSH ENTERPRISES, INC.

                             DENVER PETERBILT, INC.

                                      AND

                                  GREG LESSING



                             COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF

                             DENVER PETERBILT, INC.

                               TABLE OF CONTENTS



1.       GENERAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ---------
         1.2     Best Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 --------------
         1.3     Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 -------
         1.4     Environmental Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -----------------------
         1.5     Governmental Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ----------------------
         1.6     Governmental Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ------------------------
         1.7     Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -----------------------
         1.8     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 --------
         1.9     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ------
         1.10    Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 --------
         1.11    Section  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -------
         1.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -----

2.       PURCHASE AND SALE OF THE ASSETS; CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1     Assets to be Purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ----------------------
         2.2     Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------------
         2.3     Delivery of Assets and Transfer Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------------------------------------
         2.4     Closing; Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ---------------------

3.       PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.1     Price and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------------
         3.2     Assumed Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 -------------------
         3.3     Payment for Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -------------------------------------
         3.4     Sales and Use Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -----------------
         3.5     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ----------------------------

4.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.1     Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -------------
         4.2     Share Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------------
         4.3     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 --------------------
         4.4     Events Since the Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -----------------------------------
         4.5     Customer List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -------------
         4.6     Taxes and Governmental Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ------------------------------
         4.7     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------------
         4.8     Contracts and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------------------
         4.9     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -------------------
         4.10    Properties, Assets and Leasehold Estates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----------------------------------------
         4.11    Intangible Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------------------
         4.12    Suits, Actions and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------------------------
         4.13    Licenses and Permits; Compliance With Governmental Requirements  . . . . . . . . . . . . . . . . . .  12
                 ---------------------------------------------------------------
         4.14    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------------
         4.15    No Untrue Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 --------------------
         4.16    Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -------
         4.17    Environmental Protection Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ------------------------------
         4.18    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------------
         4.19    Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------
         4.20    Work Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -----------
         4.21    Telephone Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -----------------

5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RUSH . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.1     Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------
         5.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------
         5.3     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------------
         5.4     Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------------
         5.5     Suits, Actions and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------------------
         5.6     Authority and Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----------------------------
         5.7     No Defaults or Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------------------
         5.8     Subsidiary Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -----------------

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF
         SELLER AND SHAREHOLDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6A.      NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF
         PURCHASER AND RUSH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.       CONTRACTS PRIOR TO THE CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.1     Approval of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------------------
         7.2     Contracts Included in Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----------------------------

8.       COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.1     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------------
         8.2     General Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -----------------------------
         8.3     General Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------------
         8.4     Disclosure of Misrepresentations and Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ---------------------------------------------
         8.5     Government Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------------------
         8.6     Access to and Inspection of Premises, Facilities and Equipment . . . . . . . . . . . . . . . . . . .  21
                 --------------------------------------------------------------
         8.7     Inspection of Underground Storage Tanks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ---------------------------------------

9.       COVENANTS REGARDING THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.1     Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------------
         9.2     Covenants of Purchaser and Rush  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 -------------------------------
         9.3     Inventory Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ---------------

9A.      COVENANTS AFTER THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9A.1    Covenants of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ----------------------

10.      CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.1    Accuracy of Representations and Warranties and Fulfillment of Covenants  . . . . . . . . . . . . . .  22
                 -----------------------------------------------------------------------
         10.2    No Governmental Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -----------------------
         10.3    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------------
         10.4    Update of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------
         10.5    No Material Adverse Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------------------
         10.6    Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 --------------------
         10.7    Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------------------------
         10.8    Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----
         10.9    Corporate Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ------------------
         10.10   Transfer and Assignment Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------------------------------
         10.11   Liens Released . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 --------------
         10.12   Ordinary Course of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------------------------
         10.13   Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------------
         10.14   Dealer License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------------
         10.15   Inventory Audit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.1    Accuracy of Representations and Warranties and Fulfillment of Covenants  . . . . . . . . . . . . . .  25
                 -----------------------------------------------------------------------
         11.2    Delivery of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------------------------
         11.3    Receivables Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------------
         11.4    Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ----------------------

12.      SPECIAL CLOSING AND POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.1    Delivery of Funds and Other Assets Collected by Seller; Power of Attorney  . . . . . . . . . . . . .  25
                 -------------------------------------------------------------------------
         12.2    Change of Name of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ------------------------
         12.3    Access to Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ---------------
         12.4    Exchange Act Filing; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------------------------

13.      INDEMNITY BY SELLER AND SHAREHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.1    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ---------
         13.2    Notice of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------------
         13.3    Right of Seller to Participate in Defense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------------------------------------
         13.4    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -------
         13.5    Limit of Liability of Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------------------------------
         13.6    Limitations on Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------------------

13A.     INDEMNITY BY PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         13A.1   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ---------
         13A.2   Notice of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ---------------
         13A.3   Right of Purchaser to Participate in Defense . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------------------------------
         13A.4   Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 -------
         13A.5   Limitations on Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 ------------------------

14.      LEASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

15.      NONCOMPETITION AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

16.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

17.      ASSIGNMENT OF CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

18.      DAMAGE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

19.      EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

20.      FURTHER ACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

21.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

22.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         22.1    Governing Law; Interpretation; Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 -----------------------------------------------
         22.2    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ------------
         22.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ----------------
         22.4    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------
         22.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ----------
         22.6    Amendment; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -----------------
         22.7    Gender; Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ---------------
         22.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ------------
         22.9    Telecopy Execution and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -------------------------------
         22.10   Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------

         22.11   Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 -----------

23.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         23.1    Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 --------------
         23.2    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 -----------

24.      SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         24.1    New Employees of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 --------------------------
         24.2    No Hiring Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 --------------------
         24.3    Existing Employee Benefit Plans; Assumption of Vacation and Sick Leave Obligations                    36
                 ----------------------------------------------------------------------------------

25.      OFFSET PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

26.      ADJUSTMENT OF PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

27.      GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                   SCHEDULES


SCHEDULE 2.1
------------

EXCLUDED ASSETS

SCHEDULE 2.3
------------

GENERAL WARRANTY BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS

SCHEDULE 4.3
------------

FINANCIAL STATEMENTS

SCHEDULE 4.5
------------

CUSTOMER LIST

SCHEDULE 4.7A
-------------

EMPLOYEES

SCHEDULE 4.7B
-------------

EMPLOYEE BENEFIT PLANS

SCHEDULE 4.8
------------

CONTRACTS AND AGREEMENTS

SCHEDULE 4.12
-------------

SUITS, ACTIONS AND CLAIMS

SCHEDULE 4.13
-------------

LICENSES AND PERMITS

SCHEDULE 14
-----------

LEASE AGREEMENT

SCHEDULE 15
-----------

NONCOMPETITION AGREEMENT

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 9th day of December, 1996, by and among (i) Denver Peterbilt, Inc., a Colorado corporation ("Seller"), (ii) Greg Lessing, the owner of all of the capital stock of Seller ("Shareholder"), (iii) Rush Truck Centers of Colorado, Inc., a Delaware corporation ("Purchaser"), and (iv) Rush Enterprises, Inc., a Texas corporation ("Rush"), as the sole shareholder of Purchaser and as the guarantor of all of Purchaser's liabilities, obligations, covenants and agreements under this Agreement.

                             W I T N E S S E T H :

         WHEREAS, Seller is the owner of all right, title and interest in and to the assets described in Section 2.1 hereto (the "Assets"), with such Assets being the assets currently used in the conduct of the heavy duty truck sales and service business and various related businesses operated by Seller in Denver and Greeley, Colorado (collectively, the "Business");

         WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;

         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 Affiliate. "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.2 Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors, officers, and employees of the Person.

         1.3 Control. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

         1.4 Environmental Liability. "Environmental Liability" shall mean any Damages as that term is defined in Section 13.1 arising from or with respect to a breach of the warranties and representations in Section 4.17, Waste Materials, Waste Materials Contamination, any Environmental Claim, any Environmental Permit or any Requirement of Environmental Law.

         1.5 Governmental Authority. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.6 Governmental Requirement. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.7 Material Adverse Effect. "Material Adverse Effect" shall mean any matter concerning Seller, the Assets or the Business, other than a change in general business or industry conditions affecting substantially all businesses similar to the Business, which results in net income of Seller for the 12-month period ending February 28, 1997, being less than $1,100,000, or any damage or destruction to any of the Assets which cannot reasonably be expected to be repaired within six months.

         1.8 Payments. All payments and all dollar amounts required by this Agreement shall be in United States Dollars.

         1.9 Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.10 Schedule. "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.11 Section. "Section" shall mean the Section of this Agreement, unless otherwise stated.

         1.12 Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

         2.      PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

         2.1 Assets to be Purchased. The Assets to be purchased from Seller are the following assets held by Seller as of the Closing for use in connection with the Business:

                 (a) all new 1996 and 1997 Peterbilt motor vehicles inventory,

                 (b) all new, current and returnable parts and accessories inventory in unbroken lots and original packages and all chassis kits,

                 (c) all miscellaneous inventories, including gas, diesel fuel, oil, grease, paint and body shop materials,

                 (d) all work in progress and sublet repairs on vehicles in Seller's parts and service departments,

                 (e) all of Seller's furniture, fixtures and office equipment (including related software),

                 (f) all shop equipment and special tools, and all parts and accessories equipment,

                 (g)      all company vehicles not included in the Excluded
                          Assets,

                 (h) all signs, and all promotional, advertising and training materials,

                 (i) all sales files and customer lists, and all warranty and service and customer service and repair files,

                 (j) all intangible assets of Seller to do business in Denver, Colorado, and Greeley, Colorado, as a Peterbilt dealer, including any and all Dealer Sales and Service Agreements between Seller and Peterbilt, and to the extent assignable, the New Motor Vehicle Dealer's Licenses, and any other permits or licenses issued by any department or agency of the State of Colorado for Seller's dealerships and the name "Denver Peterbilt",

                 (k) subject to agreement on price pursuant to Section 3.1(f) below, all used vehicles,

                 (l) subject to agreement on price pursuant to Section 3.1(f) below, all new obsolete parts and accessories and all used parts and accessories,

                 (m) all accounts receivable from finance companies, and all related contingent obligations but only to the extent that Seller shall have received, prior to Closing, written confirmation from PACCAR Financial Corporation and Associated Commercial Corporation that the existing Limited Liability Recourse Repurchase Agreements will survive Closing, and

                 (n) all customer deposits and agreements to sell Peterbilt vehicles ordered but not delivered to the customer at the time of Closing.

         All other assets of Seller not described in this Section 2.1, including the assets described on Schedule 2.1 (the "Excluded Assets"), shall not be sold by Seller to Purchaser.

         2.2 Purchase and Sale. Subject to the terms and conditions herein contained, Seller agrees to sell, assign, transfer and deliver the Assets to Purchaser at the Closing (as hereinafter defined), free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Subject to the terms and conditions herein contained, Purchaser agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section 3.

         2.3 Delivery of Assets and Transfer Documents. At the Closing, Seller and the Shareholder shall take all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and shall deliver to Purchaser (i) a duly executed general warranty bill of sale covering the Assets, in the form of and containing substantially the same terms and provisions as the General Warranty Bill of Sale and Assignment of Contract Rights included in Schedule 2.3, (ii) duly executed title and transfer documents covering any assets for which there exists a certificate of title, and (iii) such other duly executed transfer and release documents as Purchaser shall reasonably request to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

         2.4 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "Closing") on or before March 1, 1997, at 10:00 a.m., local time, at the offices of Seller in Denver, Colorado, or at such other time, date and place as Purchaser and Seller shall in writing designate; provided, however, that Purchaser shall have the right to delay the Closing up to and including April 30, 1997, in accordance with Sections 8.6 and 8.7 and Seller shall have the right to delay the Closing up to and including September 1, 1997, in accordance with Article 10. The date of the Closing is referred to herein as the "Closing Date".

         3.      PURCHASE PRICE.

         3.1     Price and Payment. Subject to adjustment as provided in
Article 26 with respect to prorations, deposits and certain other items, the aggregate consideration to be paid by Purchaser for the Assets is as follows:

                 (a)      $6,000,000, plus

                 (b)      an amount equal to Dealer Cost (as defined in Section
         3.2 below) for each vehicle of Seller described in Section 2.1(a), payable, at the option of Purchaser, by the Assumption and Agreement to pay the floor plan financing obligations of Seller under the financing arrangements listed on Schedule 4.8 with respect to such vehicles (and obtaining Seller's release therefrom), plus

                 (c) an amount equal to the replacement cost of the items described in Sections 2.1(b) and (c), plus

                 (d) an amount equal to the Seller's actual cost of the work in process and sublet repairs described in Section 2.1(d), plus

                 (e) an amount equal to the depreciated book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and (g), less $250,000, plus

                 (f) an amount to be agreed upon by Seller and Purchaser for the items described in Sections 2.1(k) and (l) (provided that if Seller and Purchaser cannot agree on the amount to be paid for any Asset described in these Sections, such Asset shall be an Excluded Asset), plus

                 (g) an amount equal to the book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the assets described in Section 2.1(m) subject to verification of outstanding amounts and such guarantees by Seller and Shareholder as Purchaser shall reasonably require, plus

                 (h) $2,000,000, which sum shall become payable in accordance with the terms of this Section 3.1 when Purchaser shall have sold its 500th new Peterbilt truck (the "Performance Criteria"). If Purchaser shall default in the payment of any amounts due to Seller under this Section 3.1(h), Purchaser shall be liable for interest thereon at the rate of twelve percent (12%) per annum, and all costs of collection, including reasonable attorneys' fees.

         The Purchase Price shall be payable by (a) payment of all amounts specified in Sections 3.1(b) - (g) above in cash at Closing, (b) $6,000,000 in cash at Closing (subject to the adjustment provisions in Section 26), and (c) subject to the offset rights set forth in Section 25, and subject to the Performance Criteria having been satisfied, payment of the amounts specified in
Section 3.1(h) in cash at the end of the calendar month in which the Performance Criteria are satisfied, but in no event earlier than at the end of the 24 month period following the Closing Date.

         3.2 Assumed Obligations. At the Closing, Purchaser shall assume and agree to timely discharge (a) the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are
(i) listed and described on Schedule 4.8 or on the updated list of contracts required by Section 10.4 and (ii) accepted in writing by Purchaser pursuant to the provisions of Section 4.8 or Section 7.2 or 10.4, (b) if included in the Purchase Price under Section 3.1(b), the floor plan financing obligations of Seller under the financing arrangements listed on Schedule 4.8 with respect to the vehicles described in Section 2.1(a), but only to the extent of the Dealer Cost (as defined below) of such vehicles, and Purchaser shall obtain a release of Seller's liability thereunder, and (c) certain vacation and sick leave obligations of Seller pursuant to Section 24.3; provided that Purchaser specifically does not assume any liabilities of Seller under any contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date. "Dealer Cost" shall mean manufacturer's invoice price to Seller, reduced by the amount of all manufacturer's rebates, allowances and other price reductions paid or credited to Seller on such vehicle (other than the manufacturer's reimbursement for dealer preparation and delivery expenses and any floor plan interest credits for such vehicle), plus Seller's actual cost and expense of installation of dealer-installed options on such vehicle. Except as specifically set forth in this Section 3.2, Purchaser shall not assume, and shall not be treated as having assumed, any liability or obligation of Seller of any nature whatsoever.

         3.3 Payment for Noncompetition Agreements. As consideration for the execution and delivery at the Closing of the noncompetition agreement of Seller and Shareholder as contemplated by Article 15 hereof, Purchaser shall pay jointly to Seller and Shareholder the amount of $10,000 on the first day of the calendar month following the Closing Date and continuing on the first day of each consecutive calendar month thereafter until such time as the amounts specified in Section 3.1(h) shall have been paid. If Purchaser shall default in the payment of any amounts due to Seller under this Section 3.3, Purchaser shall be liable for interest thereon at the rate of twelve percent (12%) per annum, and all costs of collection, including reasonable attorneys' fees.

         3.4 Sales and Use Tax. Purchaser shall pay to any Sales and Use Tax in connection with consummation of the transactions contemplated by this Agreement up to a maximum of $35,000, and Seller shall be responsible for payment to a Governmental Authority of all Sales and Use Tax in excess of $35,000 in connection with such consummation.

         3.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets to the extent relevant for income tax purposes in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and Schedule 3.5 attached hereto. The parties agree to report the transactions contemplated by this Agreement for tax purposes in accordance with the allocation shown on Schedule 3.5, and each party will indemnify and hold each other party harmless from any loss, cost, damage, additional tax or expense (including attorneys' fees) arising from any failure by the indemnifying party to so report such transactions.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER. Seller and the Shareholder hereby jointly and severally represent and warrant to Purchaser as follows:

         4.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted. Seller is not qualified as a foreign corporation in any jurisdiction, and Seller is not required to qualify or otherwise be authorized to do business as a foreign corporation in any jurisdiction in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets.

         4.2 Share Capital. The Shareholder in the aggregate owns all of the outstanding capital stock of Seller, and there are no options, rights or other grants currently outstanding for the acquisition or purchase of any shares of the capital stock of Seller.

         4.3 Financial Statements. Seller has delivered to Purchaser copies of the following financial statements for Seller, all of which financial statements are included in Schedule 4.3 hereto:

                 (a) Unaudited Balance Sheet of Seller (the "Reference Balance Sheet") as of October 31, 1996, (the "Balance Sheet Date") and Unaudited Income Statement of Seller for the ten-month period ended on the Balance Sheet Date; and

                 (b) Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position for each of Seller's two (2) most recent fiscal years.

All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3 hereto, are and will be true and accurate in all respects, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and do and will present fairly the financial condition of Seller as of the dates and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of Seller, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes to the extent such items are required to be reflected on such balance sheet under generally acceptable accounting principles consistently applied.

         4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                 (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

                 (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business;

                 (c) any breach or default by Seller or, to the Best Knowledge of Seller and Shareholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

                 (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

                 (e) to the Best Knowledge of Seller and Shareholder, any legislative or regulatory change adversely affecting the Assets or the Business;

                 (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

                 (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; or

                 (h) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

         4.5 Customer List. Schedule 4.5 sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two (2) years immediately preceding the date hereof. Such list provides an accurate statement of the gross revenues received from each such customer by the Business during the ten-month period ended October 31, 1996. Two (2) days prior to the Closing Date, Seller will deliver to Purchaser a true, correct and complete update of this list as of the three (3) days prior to the Closing Date, and immediately prior to the Closing, Seller will deliver to Purchaser a true, correct and complete update of this list as of the Closing Date, in each case noting all deletions therefrom and additions thereto and updating all information contained thereon, and conspicuously marking all changes from the previous list or update, as the case may be.

         4.6 Taxes and Governmental Returns. As of the date hereof, all Tax returns, information returns and governmental reports of every nature required by any Governmental Authority or Governmental Requirement to be filed by Seller or which include or should include Seller, including, but not limited to, those relating to Taxes of any nature to which Seller or any of its business is subject ("Governmental Returns"), have been filed for all periods ending on or before the date hereof (except for any returns not yet due), and all Taxes shown to be due and payable on such Governmental Returns or on any assessments related to such Governmental Returns have been paid. All such Governmental Returns and reports and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein, and reflect all Tax liabilities of Seller for the periods covered by such Governmental Returns. Except as specifically disclosed in this Agreement or the Schedules hereto, Seller has no unpaid liability for any Taxes of any nature whatsoever for any period prior to the date hereof. The Governmental Returns of Seller or that include Seller have not been audited, and are not now under audit, by any Governmental Authority. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes of any nature against Seller or with respect to any Governmental Return filed by Seller or that include Seller, or any suits or other actions, proceedings, investigations or claims now pending or threatened against Seller with respect to any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes, or any claims for additional Taxes asserted by any Governmental Authority.

         4.7 Employee Matters. Schedule 4.7A sets forth a true and complete list of the names of and current annual compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business. With respect to each employee hired after November 6, 1986, a copy of the Form I-9 completed pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder, has been attached to Schedule 4.7A. Except as specifically described on Schedule 4.7B, Seller has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. Purchaser will have no liability with respect to any such plans as a result of the transactions contemplated by this Agreement. Seller does not now and has never contributed to a "multiemployer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder and neither Seller nor any trustee, administrator, fiduciary, agent or employee thereof has at anytime been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA. Seller is not a party to any collective bargaining or other union agreements. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees which had or might have had a material adverse effect on any of the Business. To the Best Knowledge of Seller and the Shareholder, no union activities, work stoppages or other labor trouble with respect to the employees of any of the customers or suppliers of the Business are pending or threatened which might have an adverse effect on the Business. Other than wage increases in the ordinary course of business, since the Balance Sheet Date Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business, and between the date of this Agreement and the Closing Date, Seller will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business without the prior written approval of Purchaser.

         4.8 Contracts and Agreements. Schedule 4.8 sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets or the Business (including all amendments, supplements and modifications thereto):

                 (a) all contracts, agreements or commitments in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

                 (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

                 (c) all sales, agency or distributorship agreements or franchises or legally enforceable commitments or obligations with respect thereto;

                 (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

                 (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of Seller;

                 (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

                 (g)      all leases related to the Assets or the Business;

                 (h) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

                 (i) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

                 (j) all accounts, notes and other receivables, and all security therefor, and all documents and agreements related thereto;

                 (k) all contracts or agreements of any nature with Shareholder, or any Affiliate of Shareholder; and

                 (l) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business.

All of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items included in the Assets but not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller and Shareholder, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the Best Knowledge of Seller and Shareholder, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. To the Best Knowledge of Seller and Shareholder there is no reason why any of the Contracts
(i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Schedule 4.8 have been delivered by Seller to Purchaser, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. After reviewing the Contracts, Purchaser may, at its sole option, choose not to assume one or more of the Contracts, and, within 30 days of receipt by Purchaser of all information reasonably requested by Purchaser with respect to the Contracts, Purchaser shall notify Seller of which Contracts, if any, Purchaser does not intend to assume hereunder. Except for Contracts, if any, that Purchaser notifies Seller that it will not assume, all of the Contracts are and shall be included in the Assets. All of the Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Seller and delivered to Purchaser at or prior to the Closing; provided, however, that if any Contract is not assignable, Purchaser shall not assume such Contract and Seller shall remain responsible for the performance thereunder.

         4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of Seller, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of its properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement applicable to Seller, the Assets or the Business; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets;
(iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person (except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of Seller and Shareholder, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.10 Properties, Assets and Leasehold Estates. Seller owns or has the right to use (pursuant to a valid lease or license disclosed on Schedule 4.8) all operating assets and properties necessary for Seller to conduct the Business in the manner presently conducted by Seller, and all of such operating assets and properties (or, in the case of leased assets, the leases covering such assets) are included in the Assets. Seller has good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. The plants, structures, equipment, vehicles and other tangible properties included in the Assets and the tangible property leased by Seller under leases included in the Assets are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets to the extent the same are capable of being assigned to Purchaser. During the past two years, there has not been any significant interruption of the Business due to the breakdown or inadequate maintenance of any of the Assets. All plants, structures, equipment, vehicles and other tangible properties included in the Assets, and the present use of all such items, conform to all applicable Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by Seller. The Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business. Neither the whole nor any portion of any real property to be conveyed to Purchaser hereunder has been condemned or otherwise taken by any public authority, nor, to the Best Knowledge of Seller and Shareholder, is any such condemnation or taking threatened or planned.

         4.11 Intangible Property. The operation of the Business as now conducted by Seller does not require the use of or consist of any rights under any trademarks, trade names, brand names, service marks or copyrights other than "Peterbilt" and "Denver Peterbilt".

         4.12 Suits, Actions and Claims. Except as set forth in Schedule 4.12, (i) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller and Shareholder, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (ii) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, neither Seller nor Shareholder has any Best Knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

         4.13 Licenses and Permits; Compliance With Governmental Requirements. Schedule 4.13 sets forth a true and complete list of all licenses and permits necessary for the conduct of the Business. Seller has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits are included in Schedule 4.13. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the Best Knowledge of Seller and Shareholder, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets. Seller has complied with all Governmental Requirements applicable to its business, and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.14 Authorization. Each of Seller and Shareholder has full legal right, power, and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement by Seller and Shareholder and the performance by each of them of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Seller and by Shareholder, and this Agreement has been duly and validly executed and delivered by Seller and Shareholder and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

         4.15 No Untrue Statements. The statements, representations and warranties of Seller and Shareholder set forth in this Agreement and the Schedules and in all other documents and information furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller and Shareholder, there is no fact or matter that is not disclosed to Purchaser in this Agreement or the Schedules that materially and adversely affects or, so far Seller or Shareholder can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or Shareholder to perform their respective obligations under this Agreement.

         4.16 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the Assets.

         4.17    Environmental Protection Laws.

                 (a) For purposes of this Section 4.17, unless the context otherwise specifies or requires, the following terms shall have the meaning herein defined:

                          (i)     "Waste Materials" shall mean

                          (A) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, 42. U.S.C. Sections 6901 et seq., as amended from time to time, and regulations promulgated thereunder;

                          (B) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended from time to time;

                          (C)     asbestos;

                          (D)     polychlorinated biphenyls;

                          (E) underground storage tanks, whether empty, filled or partially filled with any substance;

                          (F) any other substance the presence of which is prohibited by any Governmental Requirement; and

                          (G) any other substance which by any Governmental Requirement requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, recycling, or disposal.

                          (ii) "Waste Materials Contamination" shall mean the presence of Waste Materials on, in or under any property whatsoever which is associated with or is in any way related to the Assets or the Business, including the improvements, facilities, soil, ground, water or air.

                 (b) All business conducted by Seller, including but not limited to the Business, has been and is being operated, and the assets of Seller, including but not limited to the Assets, have been and are being used and were obtained, in all respects in compliance with all Governmental Requirements.

                 (c) Seller is not now, and has not been, in violation of any Governmental Requirement. The Assets, the Business and all of the operations of Seller are in full compliance with all Governmental Requirements relating to Waste Materials, and no judicial or administrative actions, including non-compliance orders or demand letters, are pending that relate to such Governmental Requirements. Without in any way limiting the foregoing, Seller and Shareholder hereby jointly and severally specifically represent and warrant that:

                          (i) Seller has complied with all applicable Governmental Requirements relating to pollution and environmental control;

                          (ii) Seller is not in violation of any of the permits described in or required to be described on Schedule
                 4.13 or any Governmental Requirement regulating emissions, discharges or releases (including solids, liquids and gases) into the environment or the proper transportation, handling, storage, treatment or disposal of materials;

                          (iii) Seller has received all permits and approvals with respect to emissions, discharges or releases (including solids, liquids and gases) into the environment and the proper transportation, handling, storage, treatment and disposal of materials required for the operation of the businesses of Seller as presently conducted;

                          (iv) Seller has kept all records and made all filings required by applicable Governmental Requirements with respect to emissions, discharges or releases (including solids, liquids and gases) into the environment and the proper transportation, handling, storage, treatment and disposal of materials;

                          (v) All hazardous waste, hazardous materials and hazardous substances attributable to the Assets, the Business or the operations of Seller on, in or under any real property owned or leased by Seller have been removed and no past or present disposal, spill, or other release of hazardous waste, hazardous materials or hazardous substances attributable to the Assets, the Business or the operations of Seller on, in, under or adjacent to any real property owned or leased by Seller will subject Purchaser to corrective or response action or any other liability under any Governmental Requirement or the common law;

                          (vi) No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Waste Materials or Waste Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Assets or the Business. None of the Assets are currently on, and to the Best Knowledge of Seller and Shareholder, after diligent investigation and inquiry, have ever been on, any federal or state "Superfund" or "Superlien" list.

                          (vii)   Seller does not have any contingent
                 liabilities under any Governmental Requirement to any Person and whether or not such contingent liability is required pursuant to generally accepted accounting principles to be reflected on the financial statements of Seller, in connection with any emission, discharge or release of any hazardous or toxic waste, substance or constituent or any other substance into the environment; and

                          (viii) Seller has not handled, treated, stored, generated, transported or disposed of any Waste Material in contravention of any Governmental Requirement, and there have been no acts or omissions of Seller or any of its agents or employees that would result in liability under any Governmental Requirement.

                 (d) Seller has, and has listed on Schedule 4.13, all necessary environmental and operations permits for operations relating to the Business or the Assets.

                 (e) There have not been nor will there be (i) any violation of any Requirement of Environmental Law or Environmental Permits (as those terms are hereinafter defined) of Seller or Shareholder occurring between December 31, 1986 and the Closing Date,
         (ii) any acts, omissions, conditions, facts, or circumstances occurring or existing between December 31, 1986 and the Closing Date with respect to the Assets, the Business or the operations of Seller which give rise to Environmental Claims (as hereinafter defined) before or after the date hereof, and (iii) any failure of Seller or Shareholder to obtain or maintain, between December 31, 1986 and the Closing Date, any Environmental Permit. For purposes of this Section 4.17(e) the term "Environmental Claim" means any action, lawsuit, claim or proceeding by any Person relating to the Assets or the Business or the operations or the business of Seller which seeks to impose liability for (i) noise, (ii) pollution or contamination or threatened pollution or contamination of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances or (v) non-compliance with any Requirement of Environmental Law. An "Environmental Claim" includes, without limitation, a proceeding to terminate a permit or license to the extent that such a proceeding attempts to redress violations of the applicable permit or license or any Requirement of Environmental Law as alleged by any Governmental Authority. For purposes of this Section 4.17(e) the term "Environmental Permit" means any permit, license, approval or other authorization related to, used in connection with or necessary for the operation or use of the Business or the Assets, or the operations or the businesses of Seller under any applicable Requirement of Environmental Law. For purposes of this Section 4.17(e)the term "Requirement of Environmental Law" means all Governmental Requirements related to health or the environment, including, but not limited to, all Governmental Requirements that relate to (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation,
         (iv) exposure to hazardous or toxic substances, or (v) any other matters related to health or the environment.

         4.18 Brokers and Finders. No broker or finder has acted for Seller or Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or Shareholder.

         4.19 Deposits. Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business which are not reflected as liabilities on the Reference Balance Sheet.

         4.20 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.21 Telephone Numbers. All telephone numbers used by Seller in connection with the Business are included in the Assets and will not be used by Seller or Shareholder following the Closing. Seller does not guarantee that the phone company will transfer such telephone numbers to Purchaser.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RUSH. Purchaser and Rush jointly and severally represent and warrant to Seller and Shareholder as follows:

         5.1 Incorporation. Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State of Colorado. Purchaser is not aware of any reason it cannot satisfy all Governmental Requirements in order to carry on the Business as presently conducted.

         5.2 Authorization. Purchaser has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

         5.3 Brokers and Finders. No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.

         5.4 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of Purchaser, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Purchaser is now a party or by which Purchaser or any of its properties or assets may be bound or affected; or (ii) result in any violation of any Governmental Requirement applicable to Purchaser.

         5.5 Suits, Actions and Claims. There are no suits, actions, claims, inquiries or investigations by any Person, or any legal, pending or, to the Best Knowledge of Purchaser, threatened against or affecting Purchaser or any of its properties, assets or business, or to which Purchaser is or might become a party, or which question the validity or legality of the transactions contemplated hereby which could result in a material adverse change in the condition, financial or otherwise, of Purchaser.

         5.6 Authority and Enforceability. Rush has the full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein, and to perform all of the terms and conditions hereof to be performed by it. This Agreement constitutes the valid and binding obligation of Rush, enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency and other laws affecting the rights of creditors or by principles of equity.

         5.7 No Defaults or Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) result in any breach of any of the terms and conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of Rush or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Rush is now a party or by which Rush or any of its properties or assets may be bound or affected; or (ii) result in any violation of any Governmental Requirement applicable to Rush, except to the extent that any such breach, default or violation would not materially adversely affect the condition, financial or otherwise, of Rush.

         5.8 Subsidiary Status. Rush is the sole shareholder of Purchaser and there are no options, rights or other grants currently outstanding for the acquisition or purchase of any shares of the capital stock of Purchaser.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and Shareholder hereunder. All indemnifications, guarantees, covenants, agreements, representations and warranties made by Seller or Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

         6A.     NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS,
GUARANTEES, REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RUSH. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Purchaser or Rush pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Purchaser and Rush hereunder. All indemnifications, guarantees, covenants, agreements, representations and warranties made by Purchaser or Rush hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

         7.      CONTRACTS PRIOR TO THE CLOSING DATE.

         7.1 Approval of Contracts. Except in the ordinary course of business and consistent with past practice, Seller shall not enter into or amend any contracts related to the Business or the Assets between the date hereof and the Closing Date unless approved in writing by Purchaser. Seller will provide all information relating to each such contract or amendment that is requested by Purchaser to enable Purchaser to make an informed decision regarding approval of such contract or amendment. The failure of Purchaser to respond to any written request by Seller for consent to any of the foregoing actions within 24 hours after receipt of such request by W. Marvin Rush, W. M. "Rusty" Rush, Robin M. Rush or David Orf, on behalf of Purchaser, shall be deemed to be consent by Purchaser to such action. For these purposes a confirmed fax addressed to any of the foregoing individuals will constitute receipt at the time of confirmation.

         7.2 Contracts Included in Assets. Any contracts, agreements or commitments (or amendments to such items) related to the Business or the Assets that are entered into by Seller between the date hereof and the Closing Date and are approved in writing by Purchaser (after review of true, correct and accurate copies of such items) shall be included in the Assets (with no addition to the Purchase Price) and shall be assumed by Purchaser pursuant to
Section 3.2.

         8. COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING DATE. Seller and Shareholder hereby covenant and agree that between the date of this Agreement and the Closing Date:

         8.1 Access to Information. Seller shall afford to the officers and authorized representatives of Purchaser access to the plants, properties, books and records of Seller related to the Assets and the Business and shall furnish Purchaser with such financial and operating data and other information regarding the Assets and the Business and as Purchaser may from time to time reasonably request.

         8.2 General Affirmative Covenants. Seller shall, and Shareholder shall cause Seller to:

                 (a)      conduct the Business only in the ordinary course;

                 (b) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

                 (c) perform all its obligations under agreements relating to or affecting the Assets or the Business;

                 (d) keep in full force and effect adequate insurance coverage on the Assets and the operation of the Business;

                 (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

                 (f) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties or upon any part thereof;

                 (g) duly observe and conform to all Governmental Requirements relating to the Assets or its properties or to the operation and conduct of its business and all covenants, terms and conditions upon or under which any of its properties are held;

                 (h) remove and have released, by payment or otherwise, all liens and encumbrances of any nature whatsoever on the Assets (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement);

                 (i) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

                 (j) deliver to Purchaser on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month; and

                 (k) deliver to Purchaser on or before the Closing Date a true and correct audited annual balance sheet, statement of income and statement of changes in financial position for the year ended December 31, 1996, together with any additional financial information reasonably requested by Purchaser to allow Purchaser to timely comply with its reporting requirements under the Securities Exchange Act of 1934 (the "Exchange Act"), all in form and substance sufficient to allow Purchaser to timely comply with such reporting requirements; and

                 (l)      preserve and maintain the goodwill of the Business.

         8.3 General Negative Covenants. Seller shall not take, and Shareholder will not permit Seller to take, any of the following actions without the prior written consent of Purchaser:

                 (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) other than in accordance with the provisions of Section 7.1;

                 (b) except in the ordinary course of business and consistent with past practice, selling, leasing, abandoning or otherwise disposing of any of the fixed Assets, including, but not limited to, real property, machinery, equipment or other operating properties;

                 (c) engaging in any activities or transactions that might adversely affect the Assets or the Business;

                 (d) increasing the compensation of any officer or employee of Seller, other than normal compensation adjustments in the ordinary course of the Business consistent with past practice; or

                 (e) selling or agreeing to sell 10 or more new trucks in any single transaction or any series of related transactions at a gross margin of less than 3 1/2%, or purchasing or agreeing to purchase 10 or more used trucks.

The failure of Purchaser to respond to any written request by Seller for consent to any of the foregoing actions within 24 hours after receipt of such request by W. Marvin Rush, Rusty Rush, Robin Rush or David Orf, on behalf of Purchaser, shall be deemed to be consent by Purchaser to such action. For these purposes a confirmed fax addressed to any of the foregoing individuals will constitute receipt at the time of confirmation.

         8.4 Disclosure of Misrepresentations and Breaches. If any of the representations or warranties of Seller or Shareholder hereunder are determined by Seller or Shareholder to have been incorrect when made, or are determined by Seller or Shareholder to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Seller or Shareholder contained in this Agreement have not been complied with timely, then Seller and Shareholder shall immediately notify Purchaser to such effect (provided that such notice shall in no way limit the rights of Purchaser under Articles 10 and 23 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

         8.5 Government Filings. Seller and Shareholder shall cooperate with Purchaser and its representatives in the preparation of any documents or other material that may be required by any

Governmental Authority in connection with the Assets or the Business or the transactions contemplated hereby.

         8.6 Access to and Inspection of Premises, Facilities and Equipment. Seller shall afford to the officers and authorized representatives of Purchaser access to the premises, facilities and tangible assets included in the Assets for the purpose of inspecting such premises, facilities and equipment in such manner as Purchaser shall deem appropriate, including, but not limited to, an environmental inspection and audit. If upon completion of such inspection Purchaser finds any conditions which Purchaser, in its sole discretion, considers to be unacceptable, Purchaser may, in addition to its rights to terminate this Agreement pursuant to Articles 10 and 23, delay the Closing under Section 2.4 up to and including the earlier of (i) 10 days after remedy of the condition to Purchaser's satisfaction, or (ii) April 30, 1997. Purchaser shall provide Seller and Shareholder with a detailed written description of such unacceptable condition and shall give Seller and Shareholder a reasonable opportunity to cure such condition before it may elect to terminate this Agreement.

         8.7 Inspection of Underground Storage Tanks. Within five days prior to the Closing, Seller shall (i) cause all underground storage tanks located on the premises leased by Purchaser in accordance with Article 14 to be inspected for leakage and operating condition by independent third party inspectors acceptable to Purchaser and (ii) deliver to Purchaser a written report of the inspection as prepared by such inspectors. If Purchaser, in its sole discretion, considers any items in the inspection report to be unacceptable, then Purchaser may, in addition to its rights to terminate this Agreement pursuant to Articles 10 and 23, delay the Closing Date under Section
2.4 up to and including the earlier of (i) 10 days after remedy of the condition to Purchaser's satisfaction, or (ii) April 30, 1997.

         9.      COVENANTS REGARDING THE CLOSING.

         9.1 Covenants of Seller. Seller and Shareholder hereby covenant and agree that they shall (i) use commercially reasonable efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to Purchaser at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by Article 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to Purchaser's obligations hereunder as set forth in Article 10 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Purchaser under Articles 10 and 23 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

         9.2 Covenants of Purchaser and Rush. Purchaser and Rush hereby covenant and agree that each of them shall (i) use commercially reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled,
(iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date (provided that failure by Purchaser or Rush to comply with a second requirement for information under the HSR Act or to comply with any requested divestiture of assets or to enter into any consent or similar order or agreement shall not constitute a failure of Purchaser or Rush to use commercially reasonable efforts), and (iv) deliver to Seller at the Closing the certificate contemplated by Article 11 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Seller's obligations hereunder as set forth in
Article 11 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Seller under Articles 11 and 23 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

         9.3 Inventory Audit. Within five days prior to Closing, Seller and Purchaser shall each appoint one or more representatives knowledgeable in the heavy duty truck business, and shall cause such representatives to conduct an audit (in accordance with generally accepted accounting principles, consistently applied) of the inventory of the Assets as of the Closing Date. Each party shall bear their cost of conducting such audit.

         9A.     COVENANTS AFTER THE CLOSING.

         9A.1 Covenants of Purchaser. Within 30 days after the end of each calendar month ending prior to payment in full of the portion of the Purchase Price described in Section 3.1(h), Purchaser shall notify Shareholder of the number of new Peterbilt motor vehicles sold by Purchaser during such calendar month.

         10. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are, at the option of Purchaser, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Purchaser, in its sole discretion):

         10.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except to the extent any inaccuracy would not have a Material Adverse Effect. Each and all of the agreements and covenants of Seller and Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed except to the extent any failure would not have a Material Adverse Effect. Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to all such effects or disclosing any such representation or warranty not so true and correct or any such agreement or covenant not so performed.

         10.2 No Governmental Actions. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder stating they have no Best Knowledge of any such items. No Governmental Authority shall have taken any other action as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement except to the extent any such action would not have a Material Adverse Effect.

         10.3 No Material Adverse Change. No Material Adverse Effect shall have occurred since the Balance Sheet Date, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to such effect.

         10.4 Update of Contracts. Seller and Shareholder shall have delivered to Purchaser an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Schedule 4.8 entered into since the date of this Agreement (including, but not limited to, amendments, if any, to the items listed on Schedule 4.8), and (ii) all other agreements, contracts and commitments related to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the items on the list (the "New Contracts"). Purchaser shall have the opportunity to review the New Contracts, and shall have the right to delay the Closing for up to five (5) days if it in its sole discretion Purchaser deems such a delay necessary to enable it to adequately review the New Contracts. All of the New Contracts that are approved in writing by Purchaser prior to the Closing, as it may be delayed, (whether such approval by Purchaser is given before or after Seller executes the New Contract) shall be included in the Assets (with no addition to the Purchase Price) and the future obligations of Seller thereunder shall be assumed by Purchaser pursuant to Section 3.2. Any New Contracts that are not approved in writing by Purchaser prior to the Closing, as it may be delayed, shall remain the sole obligation of Seller and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

         10.5 No Material Adverse Information. The investigations with respect to Seller, the Assets and the Business performed by Purchaser's professional advisors and other representatives shall not have revealed any Material Adverse Effect.

         10.6 Notices and Consents. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained), and Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to such effect. True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Purchaser and shall be satisfactory in form and substance to Purchaser and its counsel.
         10.7 Noncompetition Agreements. Each of Seller and Shareholder shall have entered into and delivered a fully executed Noncompetition Agreement as contemplated by Article 15.

         10.8 Lease. Purchaser shall have received a fully executed and delivered Lease Agreement as contemplated by Article 14 hereof.

         10.9 Corporate Approval. Each of Seller and Shareholder shall have taken or caused to be taken all necessary or desirable actions, steps and corporate proceedings (whether by directors, shareholders or otherwise) to approve and authorize the transfer of the Business and the Assets by Seller to Purchaser, and to approve and authorize the execution and delivery of this Agreement by the Seller, and Seller and Shareholder shall have delivered to Purchaser at Closing a certificate to all such effects.

         10.10 Transfer and Assignment Documents. Seller shall have delivered to Purchaser all documents reasonably necessary or required to effectively transfer and assign the Business and the Assets to Purchaser (including, without limitation, all required consents), such transfers and assignments to convey good and marketable title to the Assets to Purchaser, free and clear of all liens and encumbrances whatsoever (except for liens, encumbrances and obligations, if any, specifically assumed by Purchaser pursuant to this Agreement), and to be in form and substance reasonably satisfactory to Purchaser and its counsel.

         10.11 Liens Released. Each and every lien or encumbrance of any nature, if any, relating to the Assets shall have been terminated and released and proof thereof delivered to the Purchaser (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement).

         10.12 Ordinary Course of Business. During the period from the date of this Agreement until Closing, Seller shall have carried on the Business in accordance with Sections 8.2 and 8.3, except to the extent that violations of the provisions of any one or more of the provisions of Sections 8.2(a) through
(g) and (l) and 8.3(b) and (c) would not result in a Material Adverse Effect, and the Seller and Shareholder shall have delivered to Purchaser at Closing a certificate to that effect.

         10.13 Other Documents. Seller and Shareholder shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Purchaser or its attorneys may have reasonably requested.

         10.14 Dealer License. Purchaser shall have obtained written approval to be licensed as a New Motor Vehicle Dealer by the appropriate department or agency of the State of Colorado to do business as a Peterbilt dealer at the present locations of the dealerships; provided, however, that Purchaser shall use its reasonable best efforts to secure such approval prior to Closing.

         10.15   Inventory Audit. The inventory audit contemplated by Section
9.3 shall have been completed.

         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Seller in its sole discretion):

         11.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each of the agreements and covenants of Purchaser to be performed on or before the

Closing Date shall have been performed. Purchaser shall have delivered to Seller a certificate dated the Closing Date and executed by Purchaser to all such effects.

         11.2 Delivery of Purchase Price. Purchaser shall have paid to Seller the Purchase Price as required by this Agreement, subject in all respects to the provisions of Article 26 below.

         11.3 Receivables Guarantee. Rush shall have agreed to guarantee any recourse obligations of Seller required in connection with the sale by Seller of accounts receivable generated with respect to the Business prior to the Closing Date in consideration for the agreement of Seller and Shareholder to reimburse Rush for any amounts paid under such guarantee.

         11.4 Governmental Approvals. All necessary government and regulatory approvals have been obtained, and all required waiting periods under the HSR Act shall have expired or been terminated.

         12.     SPECIAL CLOSING AND POST-CLOSING COVENANTS.

         12.1 Delivery of Funds and Other Assets Collected by Seller; Power of Attorney. To the extent Seller receives any funds or other assets in payment of receivables, or in connection with any other Assets, being sold to Purchaser pursuant hereto, Seller shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser. Seller hereby designates Purchaser and its officers as Seller's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Purchaser any checks, notes or other documents included in the Assets or received by Purchaser in payment of or in substitution or exchange for any of the Assets. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Purchaser from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

         12.2 Change of Name of Seller. Immediately upon the occurrence of the Closing, Seller shall cease using, and thereafter not use, the name "Denver Peterbilt" and all derivations thereof in connection with any business enterprise or investment activity, including but not limited to the sale of new or used trucks or other motor vehicles, except with respect to the filing and use of the "Denver Peterbilt" tradename in connection with securing dealer license plates for vehicles of Shareholder and with collection of accounts receivable of Seller existing on the Closing Date. Within one year after the Closing Date, Seller will take all actions necessary to change its corporate name to a name other than "Denver Peterbilt" or a derivation thereof.

         12.3 Access to Files. For a period of five years after the Closing or such longer term as Seller or Shareholder may require if Seller or Shareholder is then involved in litigation or under investigation or audit by a governmental agency or bureau relating to Seller or the Assets, Purchaser shall maintain and give Seller and Shareholder and their respective representatives full access to, and shall permit Seller and Shareholder and their respective representatives, at their own expense, to make photocopies of, all originals of the files and records relating to Seller or the Assets.

         12.4 Exchange Act Filing; Cooperation. After the Closing, Seller shall, at the cost and expense of Purchaser, reasonably cooperate with and provide information to Purchaser as is necessary for Purchaser to comply with its reporting obligations under the Exchange Act.

         13.     INDEMNITY BY SELLER AND SHAREHOLDER.

         13.1 Indemnity. Seller and the Shareholder (the "Indemnifying Parties") shall, and hereby do, jointly and severally indemnify, hold harmless and defend Purchaser and its officers, directors, employees, agents, consultants, representatives and Affiliates (collectively, the "Indemnified Parties") at all times from and after the date of Closing, from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon), remediation costs and expenses (including, without limitation, reasonable attorneys' fees and reduced by the amount of any federal income tax benefits utilized by Purchaser), of or to any of the Indemnified Parties ("Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following (provided that this Section 13.1 shall not apply to any items that have been expressly assumed by Purchaser under this Agreement):

                 (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) of or against Seller or Shareholder or related in any way to the business or assets of any of them;

                 (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability or claim for liability arises in connection with any action, omission or event occurring on or prior to the Closing Date (including, but not limited to, claims for product liability with respect to products manufactured, distributed or sold by Seller on or prior to the Closing
         Date);

                 (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Assets or the Business which have not been expressly assumed by Purchaser hereunder;

                 (d) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to Taxes of Seller;

                 (e) any liability or claim for liability (whether or not successful) related to any lawsuit or threatened lawsuit or claim involving Seller or Shareholder;

                 (f) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller or Shareholder under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Purchaser pursuant to the terms of this Agreement, including any such misrepresentation, breach of warranty or nonfulfillment disclosed to Purchaser in accordance with
         Section 10.1 resulting in Damages of less than $200,000;

                 (g) any liability or claim for liability against Purchaser or any of the Assets to the extent such liability or claim for liability arises in connection with the failure of Purchaser and Seller to comply with any applicable bulk transfer law; and

                 (h) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing;

but only if such Damages exceed $200,000 in the aggregate.

         13.2 Notice of Claim. Purchaser agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it or any Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which any of the Indemnified Parties are entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to herein as the "Claim"), Purchaser will give prompt notice thereof in writing to Seller together with a statement of such information respecting any of the foregoing as it shall then have; provided that any delay in giving or failure to give such notice shall not limit the rights of Purchaser or any Indemnified Party to indemnity hereunder except to the extent that the Indemnifying parties are shown to have been damaged by such delay or failure.

         13.3 Right of Seller to Participate in Defense. With respect to any Claim as to which any of the Indemnified Parties seeks indemnity hereunder, Purchaser shall provide Seller with the opportunity to participate in the defense of such Claim with counsel of Seller's choice and at Seller's cost and expense and shall not, without the consent of Seller, which consent shall not be unreasonably withheld, settle any such Claim, so long as the Indemnifying Parties shall have unconditionally acknowledged their obligation to indemnify hereunder with respect to such Claim. To the extent reasonably requested by Purchaser, Seller shall reasonably cooperate with Purchaser and its representatives and counsel in any dispute or defense related to any Claim.

         13.4 Payment. The Indemnifying Parties shall promptly pay to Purchaser or such other Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Damages to which Purchaser or such Indemnified Party may become entitled by reason of the provisions of this Agreement.

         13.5 Limit of Liability of Shareholder. Notwithstanding any other provisions of this Agreement, the liability of Shareholder under this Agreement, shall be limited in the aggregate to $8,000,000.

         13.6 Limitations on Indemnity. Notwithstanding the foregoing provisions of Article 13:

                 (a) No action for indemnification shall be brought by the Indemnified Parties under Article 13 unless a Claim has been delivered to the Indemnifying Parties prior to the expiration of two years after the Closing Date; and

                 (b) No action for indemnification shall be brought by any Indemnified Party under Article 13 with respect to any matter of which such Indemnified Party had actual knowledge prior to Closing, other than from oral communications from Seller or Shareholder.

                 (c) Neither Seller nor Shareholder shall be liable to any Indemnified Party under this Agreement for any Damages for any Environmental Liability with respect to, or relating to, any acts, omissions, conditions, facts or circumstances occurring or existing prior to December 31, 1986.

         13A.    INDEMNITY BY PURCHASER.

         13A.1   Indemnity.       Purchaser shall, and hereby does indemnify,
hold harmless and defend Seller and Shareholder at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon), remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to Seller or Shareholder ("Damages"), which may now or in the future be paid, incurred or suffered by or asserted against Seller or Shareholder by any Person resulting or arising from or incurred in connection with any one or more of the following:

                 (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability or claim for liability arises in connection with any action, omission or event occurring after the Closing Date (including, but not limited to, claims for product liability with respect to products manufactured, distributed or sold by Seller after the Closing Date; and

                 (b) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Seller or Shareholder pursuant to the terms of this Agreement.

                 (c) any failure to timely make any payment due to Seller or Shareholder pursuant to the terms of this Agreement, including but not limited to the provisions of Sections 3.1(h) and 3.3.

         13A.2   Notice of Claim. Seller and Shareholder agrees that upon their discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by Seller or Shareholder of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which Seller or Shareholder are entitled to indemnity under the provisions of this

Agreement (such actions being collectively referred to herein as the "Claim"), Seller and Shareholder will give prompt notice thereof in writing to Purchaser together with a statement of such information respecting any of the foregoing as they shall then have; provided that any delay in giving or failure to give such notice shall not limit the rights of Seller or Shareholder to indemnity hereunder except to the extent that the Purchaser is shown to have been damaged by such delay or failure.

         13A.3   Right of Purchaser to Participate in Defense. With respect to any Claim as to which Seller or Shareholder seeks indemnity hereunder, Seller and Shareholder shall provide Purchaser with the opportunity to participate in the defense of such Claim with counsel of Purchaser's choice and at Purchaser's cost and expense. To the extent reasonably requested by Seller and Shareholder, Purchaser shall reasonably cooperate with Seller and Shareholder and their representatives and counsel in any dispute or defense related to any Claim.

         13A.4   Payment. Purchaser shall promptly pay to Seller and
Shareholder in cash the amount of any Damages to which Seller and Shareholder may become entitled by reason of the provisions of this Agreement.

         13A.5   Limitations on Indemnity. Notwithstanding the foregoing
provisions of Article 13A:

                 (a) No action for indemnification shall be brought by Seller or Shareholder under Article 13A unless a Claim has been delivered to Purchaser prior to the expiration of two years after the Closing Date except for claims related to the payments due to Seller and Shareholder pursuant to Sections 3.1(h) and 3.3.

                 (b) No action for indemnification shall be brought by Seller or Shareholder under this Article 13A with respect to any matter of which Seller or Shareholder had actual knowledge prior to Closing, other than from oral communications from Purchaser.

         14. LEASE AGREEMENT. An appraisal of the property on which Seller's Denver, Colorado dealership is located (the "Denver Property") will be completed as of the date of Closing and a "net net" lease between Seller and Purchaser in the form of and containing the same terms and provisions as the Lease Agreement included in Schedule 14 (the "Lease Agreement") will be entered into on such date. The terms of the Lease Agreement will provide that (a) Purchaser will pay rent to Seller in a monthly amount equal to 1% of the appraised value of the Denver Property as of the date of Closing, and (b) the Lease Agreement will be for a period equal to the earlier to occur of (i) 30 months from the Closing, or (ii) at such time as Purchaser is prepared to relocate the Denver, Colorado dealership and the Denver Property is sold. At the expiration of such period, Seller and Purchaser shall jointly use their best efforts to sell the Denver Property. If after a reasonable marketing period the best bona fide offer to purchase such property is less than 90% of the amount that such property appraised for on the date of Closing and Seller desires to sell the Denver Property, Purchaser shall be required to elect to either (i) purchase the Denver Property for an amount equal to 90% of such appraised value, or (ii) direct Seller to sell the Denver Property for the amount of such bona fide offer and pay to Seller an amount equal to the difference between 90% of the appraised value of the Denver Property on the date of Closing and the amount for which such property is ultimately sold.

         15. NONCOMPETITION AGREEMENTS. On the Closing Date, Seller and Shareholder shall execute and deliver to Purchaser a Noncompetition Agreement in the form of and containing the same terms and provisions as the Noncompetition Agreement included in Schedule 15.

         16. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Seller and Shareholder recognize and acknowledge that they have and will have access to certain confidential information) of Seller that is included in the Assets (including, but not limited to, lists of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller and Shareholder agree that they will not disclose, and they will use their best efforts to prevent disclosure by any other Person of, any such confidential information to, nor any discussion of any of the terms of this Agreement with, any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser. Seller and Shareholder recognize and agree that violation of any of the agreements contained in this Article 16 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller or Shareholder.

         17. ASSIGNMENT OF CONTRACTS. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such Contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such Contracts may be performed in such manner that the value of such Contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Article 17 shall relieve Seller and Shareholder of their obligations to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller or Shareholder from any liability to Purchaser for failure to obtain such consents.

         18. DAMAGE TO ASSETS. If, on or before the Closing Date, any of the Assets are damaged or destroyed, Seller will immediately notify Purchaser of such damage or destruction. In the event of any such damage or destruction, Purchaser shall, except as otherwise provided in this Agreement, (i) remove any or all of the damaged or destroyed asset or assets it does not desire to purchase from the Assets to be purchased hereunder and reduce the Purchase Price by an amount equal to the portion of the Purchase Price attributable to the damaged or destroyed asset or assets so removed and (ii) complete the purchase of the remainder of the Assets and reduce the Purchase Price by the loss in fair market value of any damaged or destroyed Assets that are purchased by Purchaser.

         19. EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         20. FURTHER ACTIONS. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

         21. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

                 (a)      If to Purchaser, at:

                 Rush Truck Centers of Colorado, Inc.
                 P. O. Box 34630
                 San Antonio, Texas 78265
                 Attention: Robin M. Rush
                 Facsimile No.: (210) 661-4306

                 With a copy to:

                 Fulbright & Jaworski L.L.P.
                 300 Convent Street, Suite 2200
                 San Antonio, Texas 78205
                 Attention: Phillip M. Renfro, Esq.
                 Facsimile No.: (210) 224-8336

                 (b)      If to Seller, at:

                 Denver Peterbilt, Inc.
                 4901 Race Street
                 Denver, Colorado 80216
                 Attention: Greg Lessing
                 Facsimile No.: (303) 292-5377


                 With a copy to:

                 Lentz, Evans & King, P.C.
                 2900 Lincoln Centre Bldg.
                 1660 Lincoln Street
                 Denver, Colorado 80264
                 Attention: Richard Robinson
                 Facsimile No.: (303) 860-8654

                 (c)      If to Shareholder, at:

                 Greg Lessing
                 13506 Travois Trail
                 Parker, Colorado 80134


                 With a copy to:

                 Lentz, Evans & King, P.C.
                 2900 Lincoln Centre Bldg.
                 1660 Lincoln Street
                 Denver, Colorado 80264
                 Attention: Richard Robinson
                 Facsimile No.: (303) 860-8654


provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article 21 shall be effective when received at the address for notice for the party to which the notice is given.

         22.     GENERAL PROVISIONS.

         22.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to conflict-of-laws rules as applied in Colorado. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         22.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current commercial arbitration rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

         22.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         22.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         22.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         22.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         22.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         22.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         22.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         22.10 Press Releases. No press releases or other public announcement with respect to this Agreement or the transactions contemplated herein shall be made prior to the Closing Date without the joint approval of Purchaser and Seller, except as required by law.

         22.11 Arbitration. The Parties to this Agreement agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in Denver, Colorado, pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.


         23. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

         23.1 Mutual Consent. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

         23.2    Termination.

                 (a) Termination by Purchaser. This Agreement may be terminated by Purchaser upon delivery of a written notice of termination to Seller and Shareholder if the conditions set forth in
         Article 10 of this Agreement have not been fulfilled by Seller, or waived by Purchaser on or before the Closing Date. Prior to Purchaser exercising its rights to terminate this Agreement, it shall deliver written notice of such failure to Seller and to Shareholder describing such failure in detail, and giving Seller and Shareholder, at their option, the right to delay the closing for a period of not more than 180 days for the purpose of curing such failure. In the event of such termination, the Escrowed Funds (as defined in the Escrow Agreement dated December _, 1996, among Seller, Purchaser and the Escrow Agent (as defined therein)) shall be delivered to Purchaser, and Purchaser shall have no further claim or right of action against Seller or Shareholder as a result of this Agreement, except that if such termination occurs because of any failure under Sections 9.3, 10.7, 10.9, 10.10, 10.11 or 10.12of the Agreement, then Seller and Shareholder shall pay to Purchaser cash in the amount of $1,000,000 as liquidated damages, in full satisfaction of any and all claims or causes of action against Seller and Shareholder as a result of such failure.

                 (b) Termination by Seller. This Agreement may be terminated by Seller and Shareholder upon delivery of a written notice of termination to Purchaser, if the conditions set forth in Sections
         9.3 or 11 of this Agreement have not been fulfilled by Purchaser or waived by Seller on or before the Closing Date. Prior to Seller exercising its rights to terminate this Agreement, it shall deliver written notice of such failure to Purchaser describing such failure in detail and giving Purchaser, at its option, the right to delay the closing for a period of not more than 180 days for the purpose of curing such failure. In the event of such termination, the Escrowed Funds shall be delivered to Seller as liquidated damages, and Seller shall have no further claim or right of action against Purchaser or Rush as a result of this Agreement.

                 (c) Exclusivity of Remedies. The termination of the Agreement and the provisions for liquidated damages set forth in this
         Section 23.2 shall be the exclusive remedy of either party for the other party's failure to satisfy the conditions set forth in Sections 9.3, 10 or 11.

         24.     SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

         24.1 New Employees of Purchaser. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, which ever is later. Such new employees shall be entitled only to such compensation and employees benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

         24.2 No Hiring Commitment. Purchaser specifically does not commit to hire any of the employees of the Business, and Seller specifically understands and acknowledges this fact. However, notwithstanding Purchaser's position, Purchaser will review its needs in anticipation of the purchase of the Assets with a view to hiring certain of the employees of Seller as of the Closing Date. In its review, Purchaser expects to be able to review employee records and conduct employee interviews. Seller agrees that after the date hereof it will make, on a confidential basis, its employee records available to Purchaser and permit Purchaser to contact its employees for the purpose of conducting employee interviews. Seller further agrees to make employees designated by Purchaser available to Purchaser for such purpose.

         24.3 Existing Employee Benefit Plans; Assumption of Vacation and Sick Leave Obligations. At the Closing, Purchaser shall assume Seller's obligations to employees of Seller hired by Purchaser for accrued but unused vacation and sick leave, and the Purchase Price shall be reduced by the dollar value of such obligation. Except for vacation and sick leave time assumed by Purchaser as set forth above, Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees.

         25. OFFSET PROVISIONS. If, following the Closing Date, Seller or Shareholder becomes obligated to pay any sums to Purchaser or any Indemnified Party pursuant to the provisions of Section 13 of this Agreement, Purchaser shall be entitled to and shall have the right to reduce and offset payments due under this Agreement and the Noncompetition Agreement in such amount or amounts as Purchaser (and any Indemnified Party that is not promptly paid by Seller) is entitled to receive from Seller or Shareholder, and any such offset shall be deemed to be a payment under such Agreements; provided, however, that prior to any such offset Purchaser shall have provided to the Shareholder a notice of Claim as described in Section 13.2 or an otherwise reasonably detailed description of the matter giving rise to such offset.

         26. ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be adjusted on the Closing Date (i) to reduce the Purchase Price by the amount allocated to any damaged or destroyed Assets as contemplated by Article 18;
(ii) to account for a proration of property taxes on the Assets, lease payments, utilities and other items commonly prorated; and (iii) to reduce the Purchase Price for the value of any vacation and sick time obligations of Seller assumed by Purchaser pursuant to Section 24.3. Three (3) days prior to the Closing Date, Seller will provide Purchaser with a statement of adjustments showing all proposed adjustments to the Purchase Price, such statement of adjustments having all reasonable back up documentation for such suggested adjustments. Purchaser and Seller will work to finalize all required adjustments prior to the Closing Date.

         27. GUARANTEE. Rush hereby (i) unconditionally guarantees the prompt payment and performance of each and every obligation, liability, indemnity, covenant and agreement of Purchaser under this Agreement, (ii) waives any requirement of notice, demand, protest or grace period with respect thereto; (iii) agrees that neither Seller nor Shareholder shall be required to either seek recovery from Purchaser or to exhaust their remedies against Purchaser or any other person before enforcing the provisions of this guarantee; (iv) waives any defense arising by reason of any disability or other defense of Purchaser (other than an offset in accordance with Article 25 of this Agreement), or by reason of cessation of liability from any cause whatsoever, except full payment or performance thereof; and (v) agrees that Seller and Shareholder shall be entitled to recover all costs and expenses with respect to the enforcement of this guarantee, including but not limited to court costs and reasonable attorneys' fees. Rush hereby agrees and acknowledges that Seller and Shareholder are relying on this guarantee in entering into and consummating the transactions contemplated by this Agreement, and that, but for this guarantee, they would not enter into this Agreement or consummate the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.


                                   PURCHASER:

                                   RUSH TRUCK CENTERS OF
                                     COLORADO, INC.



                                   By: /s/ W. Marvin Rush
                                       ---------------------------------------
                                   Name: W. Marvin Rush
                                          ------------------------------------
                                   Title: Chief Executive Officer
                                          ------------------------------------


                                   SOLE SHAREHOLDER OF PURCHASER:

                                   RUSH ENTERPRISES, INC.



                                   By: /s/ W. Marvin Rush
                                   -------------------------------------------
                                   Name: W. Marvin Rush
                                         -------------------------------------
                                   Title: Chairman of the Board and Chief
                                          Executive Officer
                                           -----------------------------------


                                   SELLER:

                                   DENVER PETERBILT, INC.



                                   By: /s/ Greg Lessing
                                       ---------------------------------------
                                   Name: Greg Lessing
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   SOLE SHAREHOLDER OF SELLER:



                                   /s/ Greg Lessing
                                   -------------------------------------------
                                   Greg Lessing